UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 2005


                            US GLOBAL NANOSPACE, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                   000 - 23339                 13-3720542
 (State or other jurisdiction         (Commission               (IRS Employer
        of incorporation)             File Number)           Identification No.)


    2533 North Carson Street, Suite 5107                          89706
            Carson City, Nevada
  (Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (775) 841-3246

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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      This Form 8-K and other reports filed by US Global Nanospace, Inc. (the
"Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01 Other Events.

      On November 14, 2005 the Registrant received confirmation from Kidde Firefighting, Inc. ("Kidde"), a subsidiary of United Technologies Corporation (NYSE: UTX)("UTC"), that Kidde has filed with the US Environmental Protection Agency ("EPA") an application for registration as a disinfectant and sterilant (sporicidal) of the ALL-CLEAR(TM) Chemical and Biological Agent Decontamination Foam product ("All-Clear") developed by the Registrant and Kidde. The EPA application is premised upon the All-Clear formulation being a low-toxicity, non-corrosive liquid foaming agent for decontaminating a broad range of chemical and biological hazards. All-Clear is not currently available for sale in the United States or to any organization subject to EPA regulations.

      All-Clear is an enzyme and biocide liquid foam mixture that has been shown effective in tests against chemical nerve agents, bacterial agents (spore and non spore), viral agents and toxins. All-Clear has been live agent tested at the Illinois Institute of Technological Research Institute in Chicago, Illinois, where it tested to be effective against Bacillus Anthracis yielding an effective kill rating of 99.999999 percent.

      All-Clear has passed the AOAC Sporicidal and Use Dilution Tests required for EPA registration, as conducted by Microbiotest, Inc. in Sterling, Virginia. In addition, All-Clear has passed the Boeing Series Corrosion Test, as conducted by Scientific Material International, Inc. in Miami, Florida, making it a candidate for use on aircraft exteriors or other equipment vulnerable to existing corrosive decontamination technologies.

      Recently, Kidde also affirmed that All-Clear has demonstrated high efficacy on three additional biological agents: live agent MRSA, SARS and Avian Influenza. For MRSA (Methicillin Resistant Staphylococcus Aureus), All-Clear was shown at Huntingdon Life Sciences, Ltd., in the United Kingdom to be an effective anti-microbial agent in the test procedure including a hard surface contact test, agar diffusion test and aqueous suspension test. All-Clear also tested effective at Microbiotest, Inc. on SARS-associated Corona Virus, CDC strain 200300592 ZepoMetrix and Avian Influenza Virus A2 strain H9N2 Turkey/WIS/66. In these tests, All-Clear achieved the required reduction after five minutes of exposure to the live agent viruses.

      Additional information can be viewed at www.All-Clear.com, a website maintained by Kidde to provide information about All-Clear to the public. The contents of this website are not incorporated into this filing. Further, the Registrant's reference to the URL for this website is intended to be an inactive textual reference only.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          US GLOBAL NANOSPACE, INC.
                                                 (Registrant)

Date: November 17, 2005                  /s/ Carl Gruenler
                                         --------------------------------------
                                         Carl Gruenler, Chief Executive Officer